Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of May 7, 2015, is by and between Landmark Apartment Trust, Inc., a Maryland corporation (the “Company”) and Stanley J. Olander, Jr. (the “Executive”).

W I T N E S S E T H

WHEREAS, the Company and the Executive have previously entered into that Employment Agreement, dated as of July 21, 2014 (the “Employment Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Employment Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

2. All references in the Employment Agreement to “Landmark Apartment Trust of America, Inc.” are hereby amended to read “Landmark Apartment Trust, Inc.”

3. Section 3.1. The second and third sentences of Section 3.1 of the Employment Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

The Annual Salary may be increased but not decreased from time to time by an amount and on such conditions as may be approved by the Board or the Compensation Committee of the Board (the “Compensation Committee”), and upon such increase, the increased amount shall thereafter be deemed to be the Annual Salary. The Executive’s Annual Salary shall be reviewed at least one (1) time per year by the Board or the Compensation Committee.

4. Section 3.2. Section 3.2 of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

3.2 Short-Term and Long-Term Incentive Compensation. The Executive will be eligible to receive annual cash and equity bonus compensation. The annual bonus threshold, target and maximum levels for the Executive for calendar year 2015 are described on Attachment A. Additionally, the Executive will be eligible to participate in the Company’s 2012 Other Equity-Based Award Plan, as amended (the “2012 LTIP Plan”) and any subsequent equity incentive plan approved by the Board (each and any of the foregoing is a “Company Incentive Plan”) for long-term equity incentive compensation (any equity compensation granted to the Executive by the Company, whether under a Company Incentive Plan or otherwise approved by the Board, and whether in the form of restricted stock, stock options, long-term incentive plan units, stock appreciation rights or other equity or equity-linked awards, is, collectively, “Equity Compensation”). The Equity Compensation threshold, target and maximum award levels for the Executive for calendar year 2015 are set forth on Attachment A. The terms of the Executive’s annual bonus compensation, any Company Incentive Plan and any awards made under such programs will be subject to the approval of the Board or the Compensation Committee.

5. Section 3.6. Section 3.6 of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

3.6 Expenses. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred and, in the case of reimbursement, actually paid by the Executive during the Term in connection with the performance of the Executive’s services under this Agreement, including travel and lodging expenses for travel between New York, New York; Richmond, Virginia; and Tampa, Florida; provided that the Executive shall submit such expenses in accordance with the policies applicable to senior executives of the Company generally.

6. Section 3.8. Section 3.8 of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

3.8 Acceleration of Rights upon Change in Control. Upon the occurrence of a “Change in Control” (as such term is defined in the 2012 LTIP Plan, as amended and in effect as of the Effective Date hereof), all Equity Compensation awarded to the Executive under this Agreement, to the extent not vested as of the date of the Change in Control or to the extent that any such award is subject to forfeiture restrictions as of the date of the Change in Control, shall, be deemed vested and all forfeiture restrictions shall lapse (treating any applicable performance criteria as fully satisfied). Notwithstanding the foregoing, to the extent necessary for the Executive to avoid taxes and/or penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Tax Code”), a Change in Control shall not be deemed to occur unless it constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations promulgated under Section 409A of the Tax Code.

7. Section 4.4. Section 4.4 of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

4.4 Termination of Employment by the Executive for Good Reason. Subject to the notice and cure provisions set forth below, the Executive may terminate the Executive’s employment with the Company for Good Reason and receive the Severance Package provisions of Section 5 if any of the following have occurred without the Executive’s written consent (“Good Reason”):

(a) any material and significant diminution in the Executive’s title, authorities, duties or responsibilities (including without limitation the assignment of duties inconsistent with his position, or a significant adverse alteration of the nature or status of his responsibilities, or a significant adverse alteration of the conditions of his employment), including any failure of the Nominating and Corporate Governance Committee of the Board to nominate the Executive for re-election to the Board of Directors at any annual meeting of the Company’s shareholders while the Executive serves as the Chief Executive Officer of the Company, provided that, at the time of each annual meeting, (i) if the Executive is unable to perform his duties hereunder due to a disability or other incapacity, it is reasonably certain that the Executive will be able to resume his duties on a regular full-time basis prior to such time as the Executive’s employment hereunder may be terminated by the Company due to disability, (ii) the Company has not notified the Executive of its intention to terminate the Executive’s employment for Cause, and (iii) the Executive has not notified the Company of his intention to resign from his position of Chief Executive Officer of the Company;

(b) a material reduction in the Executive’s Annual Salary;

(c) the Company’s material breach of this Agreement; or

(d) a determination by the Company to relocate its corporate headquarters to a new location that is more than fifty (50) miles from the current address of the Company’s corporate headquarters in Richmond, Virginia.

Notwithstanding the foregoing, the Executive shall not be deemed to have terminated this Agreement for Good Reason unless: (y) the Executive terminates this Agreement no later than three (3) months after the initial occurrence of the above referenced event or condition which is the basis for such termination (it being understood that each instance of any such event shall constitute a separate basis for such termination and a separate event or condition occurring on the date of such instance for purposes of calculating the three (3)-month period); and (z) the Executive provides to the Company a written notice of the existence of the above referenced event or condition which is the basis for the termination within sixty (60) days following the initial existence of such event or condition, and the Company fails to remedy such event or condition within 30 days following the receipt of such notice. This Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights or obligations hereunder except for the surviving provisions of this Agreement as described at Section 7.13.

8. Section 4.5. Section 4.5 of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

4.5 Termination of Employment by the Executive without Good Reason. The Executive may terminate the Executive’s employment with the Company at any time without Good Reason. If the Executive terminates his employment without the occurrence of any of the events constituting “Good Reason” and the termination is not due to the Executive’s death or disability, then the termination by the Executive is without Good Reason. If the Executive terminates the Executive’s employment with the Company without Good Reason, the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment, except that the Executive shall be entitled to receive the Executive’s Annual Salary, and other benefits that are earned and accrued under this Agreement or under applicable Company benefit plans prior to the date of termination and reimbursement under this Agreement for expenses incurred prior to the date of termination. For the avoidance of doubt, any Equity Compensation awards held by the Executive that are vested as of the date of the Executive’s termination of employment without Good Reason shall not be forfeited. This Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights or obligations hereunder except for the surviving provisions of this Agreement as described at Section 7.13.

9. Section 5(b)(iii). Section 5(b)(iii) of the Employment Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(iii) all of the Equity Compensation awarded to the Executive, to the extent not vested or to the extent subject to forfeiture restrictions as of the date of the termination of the Executive’s employment, shall immediately be deemed vested and any forfeiture restrictions shall immediately lapse (treating the performance criteria for the year of termination as fully satisfied), and any outstanding options to acquire shares of Company stock shall immediately be vested and shall be, as determined in the discretion of the Board, either (A) exercisable by the Executive or, in the case of the Executive’s death, by the beneficiaries of the Executive’s estate, for one (1) year following the termination (or, if shorter, the balance of the regular term of the options), or (B) cashed out and cancelled, as if in accordance with a Change in Control event, pursuant to the terms set forth in Section 8.03 of the 2012 LTIP Plan as in effect on the Effective Date hereof.

10. Attachment A. Sections 1 and 2 of Attachment A of the Employment Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

1. Annual Cash and Equity Bonus Compensation. Executive shall be eligible to receive annual cash and equity bonus compensation during the term of this Agreement, subject to the terms and conditions established annually by the Board or Compensation Committee and any applicable award agreement. Executive’s bonus will be subject to Executive’s achievement of performance criteria established annually by the Board or Compensation Committee, which will be based 80% on corporate goals and 20% on individual goals. The threshold, target and maximum annual bonus levels for Executive for calendar year 2015 shall be equal to $350,000, $700,000 and $1,050,000, respectively. Executive’s annual bonus for calendar year 2015 shall not be prorated. Executive’s bonus will be paid 50% in cash and 50% in long-term incentive plan units (“LTIP Units”) of the Company. For each fiscal year, Executive’s bonus, if any, will be paid to Executive in a lump sum on or before seventy five (75) days after the end of such fiscal year. For the avoidance of doubt, if Executive is employed on the last day of the calendar year in which such bonus relates, he will be paid the bonus at the same time as other similarly situated employees were scheduled to be paid their bonuses regardless of whether Executive is then employed on such payment date.

2. Equity Compensation.

(a) Executive shall be eligible to participate in any Company Incentive Plan during the term of this Agreement, subject to the terms and conditions of such Company Incentive Plan and any applicable award agreement. Equity Compensation awards granted to Executive under any Company Incentive Plan will be subject to Executive’s achievement of performance criteria over a three-year performance period, which performance criteria will be established by the Board or Compensation Committee. The threshold, target and maximum Equity Compensation award levels for Executive for calendar year 2015 shall be equal to $300,000, $600,000 and $900,000, respectively, subject to such vesting or forfeiture restrictions as the Compensation Committee shall determine. Executive’s Equity Compensation award for calendar year 2015 shall be in the form of LTIP Units and shall not be prorated. 50% of earned Equity Compensation awards will vest upon the conclusion of the performance period and 50% of earned Equity Compensation awards will vest on the first anniversary of the conclusion of the performance period. For the avoidance of doubt, the Equity Compensation award provided for in Section 2(b) of this Attachment A shall not be subject to the terms and conditions (including vesting terms) set forth in this Section 2(a) of Attachment A.

(b) Upon the occurrence of a Successful Capital Transaction (as defined below), Executive will be granted a one-time Equity Compensation award in an amount equal to $1,000,000 (the “Successful Capital Transaction Bonus”), subject to Executive’s continued employment with the Company or any of its subsidiaries through the date of such Successful Capital Transaction; provided, that, if, within six months following the termination of Executive’s employment (i) by the Company without Cause, (ii) by Executive for Good Reason, (iii) due to Executive’s death or (iv) by virtue of Executive’s disability, a Successful Capital Transaction occurs, then Executive or Executive’s estate or beneficiaries, as applicable, shall be entitled to receive the Successful Capital Transaction Bonus. A “Successful Capital Transaction” shall mean the occurrence of any of the following events: (i) the consummation of a sale, merger or Change in Control (as such term is defined in the 2012 LTIP Plan, as amended and in effect as of the Effective Date hereof) of the Company that was approved by the Board, (ii) the Company raises sufficient equity capital to repay at least 50% of the Company’s preferred debt, provided that this clause (ii) may only be triggered in connection with a liquidity event, which, for the avoidance of doubt, shall not include a refinancing of the Company’s preferred debt, or (iii) the Company raises sufficient capital to reduce the Company’s debt to total capitalization level to below 50%.

11. Mutuality of Amendment. The Executive acknowledges and agrees that this Amendment is being entered into by mutual agreement of the Executive and the Company and that none of the changes made to the Employment Agreement pursuant to this Amendment, either individually or collectively, shall give the Executive the right to terminate his employment for Good Reason.

12. Effect of Amendment. All provisions of the Employment Agreement not specifically amended hereby shall remain in full force and effect and shall be unaffected by this Amendment. In the event of any conflict or inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of this Amendment will control.

13. Entire Agreement. This Amendment and the Employment Agreement, as amended hereby, embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations prior to the date hereof by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Maryland without regarding to conflict of laws thereof.

15. Miscellaneous.

(a) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

(b) This Amendment shall be construed without regard to any presumption or other rule requiring construction against the drafting party.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above.

LANDMARK APARTMENT TRUST, INC.

By:	/s/ Anthony E. Szydlowski
	Name:	Anthony E. Szydlowski
	Title:	Executive Vice President

/s/ Stanley J. Olander, Jr.
Stanley J. Olander